As filed with the Securities and Exchange Commission on October 11, 2018	Registration No. 333-198308 Registration No. 333-179553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO. 333-198308

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT NO.  333-179553

UNDER

THE SECURITIES ACT OF 1933

WEB.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94- 3327894

(IRS Employer Identification No.)

12808 Gran Bay Parkway West

Jacksonville, FL 32258

(904) 680-6600

(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Brown

Chief Executive Officer

Web.com Group, Inc.

12808 Gran Bay Parkway West

Jacksonville, Florida 32258

(904) 680-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nancy H. Wojtas
James F. Fulton, Jr.

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

        Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements of Web.com Group, Inc. (previously Website Pros, Inc., the “Company”) on Form S-3 (collectively, the “Registration Statements”):

1.       Registration No. 333-198308, registering 213,200 shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Company, effective September 17, 2014, as originally filed with the SEC on August 22, 2014.

2.       Registration No. 333-179553, registering 17,423,691 shares of Common Stock to be sold by certain selling stockholders, and 7,000,000 shares of Common Stock and warrants therefor to be sold by the Company, effective May 7, 2012, as originally filed with the SEC on February 16, 2012.

The offerings contemplated by the Registration Statements have been terminated.  In accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration all shares registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jacksonville, State of Florida, on October 11, 2018.

Web.com Group, Inc.
By:	/s/ Matthew P. McClure
Matthew P. McClure, Secretary